UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             Form 8-K


                          CURRENT REPORT


        Pursuant to Section 13 or 15 (d) of the Securities
                       Exchange Act of 1934


   Date of Report (Date of earliest event reported): October 30, 1998


                      RIVERSIDE GROUP, INC.
      (Exact name of registrant as specified in its charter)




     Florida                  0-9209               59-1144172
(State of other       (Commission File No.)       (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                        number)




          7800 Belfort Parkway, Jacksonville, Florida    32256
           (Address of principal executive offices)    (Zip Code)


                           904-281-2200
       (Registrant's telephone number, including area code)

<page 2>

Item 5.     Other Events

      As a result of a reduction in the registrant's ownership of Wickes Inc., to a level below 50%, effective with the registrant's financial statements for the period ended September 30, 1998, the registrant will account for its investment in Wickes Inc., on the equity method. From July 1996 through the period ended June 30, 1998, the financial statements of the registrant included those of Wickes Inc. on a consolidated basis.

      In accordance with a NASDAQ requirement, the registrant is including in this report a Pro Forma Unaudited Condensed Consolidated Balance Sheet of the registrant at September 30, 1998. This Pro Forma Unaudited
Condensed Consolidated Balance Sheet presents the historical financial position of the registrant at September 30, 1998 and the pro forma effects of the previously reported sale of 250,000 shares of Wickes Inc. common stock on October 5, 1998 pursuant to the Stock Purchase Agreement dated that date between the registrant and Imagine Investments, Inc. (the "Imagine Agreement") and the future sale by the Company of an additional 200,000 shares of Wickes Inc. common stock pursuant to the registrant's put option contained in the Imagine Agreement as if such transations had been completed on September 30, 1998.

      THE INFORMATION CONTAINED IN THE PROFORMA UNAUDITED
CONDENSED CONSOLIDATED BALANCE SHEET IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE RELIED UPON EXCEPT IN CONJUNCTION WITH THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT AND NOTES THERETO AND "MANAGEMENT'S OPERATION" THAT WILL BE CONTAINED IN THE REGISTRANT'S QUARTERLY DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF REPORT FOR THE PERIOD ENDED SEPTEMBER 30, 1998, WHICH WILL BE FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE NOVEMBER 13, 1998.

      IN ADDITION, THE INFORMATION CONTAINED IN THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE REGISTRANT'S CONSOLIDATED FINANCIAL POSITION HAD THE ABOVE-DESCRIBED SALE OF WICKES INC. COMMON STOCK BEEN CONSUMMATED ON THE DATES ASSUMED.


<Page 3>
                      Riverside Group, Inc.
          Proforma Condensed Consolidated Balance Sheet
                           (unaudited)
                          (in thousands)

                                   September 30,      Proforma             Proforma
                                       1998         Adjustments(2)     Adjustments(3)      Proforma
                                   ----------      --------------     ---------------      ----------


                    ASSETS
Current assets:
   Cash and cash equivalents          $     140     $                  $       350         $      490
   Notes receivable                         439                                                   439
   Accounts receivable, less
     allowance for doubtful
     accounts of $414,000                   570                                                   570
   Prepaid expenses                          46                                                    46
                                       ________      __________        ___________         __________
        Total current assets              1,195               0                350              1,545

Investment in Wickes Inc.                17,928          (1,197)              (957)            15,774
Investment in Greenleaf
  Technologies, Inc.                 (1) 2,949                                                  2,949
Investment in real estate                10,943                                                10,943
Property, plant and equipment, net          311                                                   311
Deferred tax asset, net                   3,307                                                 3,307
Other assets (net of accumula-
  ted amortization of $739,000)             434                                                   434
                                       ________      __________         __________         __________
        Total assets                     37,067         (1,197)               (607)            35,263
                                       ========      ==========         ==========         ==========


                        LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of
     long-term debt                   $ 10,653     $                  $                      $   10,653
   Accounts payable                      1,181             (813)              (300)                  68
   Income tax payable                       25                                                       25
   Accrued liabilities                   1,325                                                    1,325
                                     _________       __________          __________          __________
        Total current liabilities       13,184             (813)              (300)              12,071


Mortgage debt                           12,750                                                   12,750
Liabilities of discontinued
   operations                                6                                                        6
Other long-term liabilities                 96                                                       96
                                    __________       __________           _________          __________
        Total liabilities               26,036             (813)                (300)             24,923


<Page 4>

Common stockholders' equity:
   Common stock, $.10 par value;           529                                                       529
     20,000,000 shares authorized;
     issued and outstanding,
     5,287,123 in 1998
Additional paid in capital              16,783                                                    16,783
Retained earnings (deficit)             (6,281)             (384)              (307)              (6,972)
                                    __________        __________          _________          ___________
Total common stockholders' equity       11,031              (384)              (307)              10,340

                                    __________        __________          _________          ___________
Total liabilities and common
   stockholders'equity                $ 37,067       $    (1,197)              (607)         $    35,263
                                   ===========       ===========          =========          ===========


                             Notes to
                       Pro Forma Unaudited
               Condensed Consolidated Balance Sheet


      (1)      As of September 30, 1998, Riverside Group, Inc. (the
"Company") entered into and completed an agreement with Greenleaf
Technologies Corporation ("Greenleaf"), based in Iselin, New Jersey, whereby the Company has acquired common shares of Greenleaf in exchange for 100% of the common stock of the Company's wholly owned subsidiary, GameVerse, Inc. ("GameVerse"). As a result of the transaction, the Company now owns 14,687,585 shares, or approximately forty percent of Greenleaf's outstanding common shares. The Company also received two five year options to acquire additional newly-issued shares of Greenleaf's common stock (1) 5,733,333 shares at an average exercise price of $.25 per share; (2) 1,581,249 shares at an exercise price of $.15 per share. The Company has recorded its investment in Greenleaf at $2.9 million, which represents the Company's investment in GameVerse as of September 30, 1998.
The Company plans to have an appraisal completed on its investment in Greenleaf in accordance with FASB 116. The Company believes that it has made the best estimate at recording its investment. The market value of the Company's investment in Greenleaf at the time of the transaction was approximately $6.7 million based on Greenleaf's stock price of $.46 per share on the over-the-counter Bulletin Board.

      (2) Includes the accounting for the sale of 250,000 shares of Wickes, Inc. common stock that were sold on October 5, 1998.

      (3) The Company believes that its cash on hand will not be sufficient to support its operations and overhead and to service its indebtedness until such time as its Cybermax and Home Building Resource operations have begun to generate significant positive cash flow. The
Company will need to obtain additional required funds through assets sales or additional borrowings or other financing. The Company anticipates that it will obtain these funds through market and private sales of Wickes common stock. The pro forma adjustments includes the accounting for the exercise of the put option with respect to 200,000 shares of Wickes, Inc. common stock under the Imagine Agreement with respect to Wickes, Inc. common stock that the Company believes it will exercise prior to November 15, 1998. This exercise would generate approximately $650,000, of which approximately $300,000 would be used to pay outstanding payables.

<Page 5>
                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              RIVERSIDE GROUP, INC.



Date: October 30, 1998        By:/s/ Catherine J. Gray
                              ________________________
                              Catherine J. Gray
                              Senior Vice President